Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report on Form 10-K of Golden River Resources Corporation (the “Company”) for the fiscal year ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, Peter James Lee, Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)           The report fully complies with the requirements of Section 13(a) or 15(d) of theSecurities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  October 13, 2008

Peter James Lee
Director, Secretary and
Chief Financial Officer
(Principal Financial Officer)

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